Exhibit 10.32

AMENDMENT NUMBER FIVE

TO THE

HENRY SCHEIN, INC.

DEFERRED COMPENSATION PLAN

EFFECTIVE AS OF JANUARY 1, 2011

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Deferred Compensation Plan, effective as of January 1, 2011 (the “Plan”);

WHEREAS, pursuant to Section 8.2 of the Plan, the Compensation Committee of the Board of Directors of Henry Schein, Inc. (the “Committee”) is authorized to amend the Plan;

WHEREAS, The Committee wishes to amend the definition of “Disability” to explicitly reference that the determination will be made by the Social Security Administration or under the Company’s long-term disability plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of April 1, 2018:

1.	Section 2.12 of the Plan is hereby amended in its entirety as follows:

“‘Disability’ means that a person has been determined to be disabled by the Social Security Administration or is receiving income replacement benefits for full disability under the Company’s long-term disability plan for a period of not less than 3 months as set forth under Code Section 409A(a)(2)(C)(ii).”

IN WITNESS WHEREOF, this amendment has been executed this 20 day of December, 2018.

HENRY SCHEIN, INC.

By:	/s/ John Lee
Title:	VP, Global Compensation & Benefits